UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

INSURANCE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INSU	Nasdaq Capital Market
Warrants to purchase one share of Class A common stock	INSUW	Nasdaq Capital Market
Units, each consisting of one share of Class A common stock, $.0001 par value, and one-half of one Warrant	INSUU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K originally filed on June 29, 2020 (the “Original 8-K”) is filed by Insurance Acquisition Corp., a Delaware corporation (the “Company”), for the sole purpose of correcting an inadvertent error on the cover page of the Original 8-K. The error was that the row for reporting the Company’s warrants (Trading Symbol: INSUW) (the “Warrants”) in the table under the heading “Securities registered pursuant to Section 12(b) of the Act” incorrectly stated that the Warrants are exercisable to purchase one-half of one share of the Company’s Class A common stock. The Amendment corrects such table to state that the Warrants are exercisable for one share of the Company’s Class A common stock. There is no other amendment to the Original 8-K or its exhibits made by this Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSURANCE ACQUISITION CORP.

Dated: July 6, 2020	By:	/s/ John M. Butler
	Name:	John M. Butler
	Title:	Chief Executive Officer

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